UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 24, 2010
(Date of earliest event reported)

MICROS SYSTEMS, INC
 (Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2010, the Board of Directors of MICROS Systems, Inc. (the “Company”) authorized and directed the Company to enter into the Twelfth Amendment to the Employment Agreement (the “Employment Agreement”) between the Company and A.L. Giannopoulos, its Chairman, President, and Chief Executive Officer (the “Twelfth Amendment”). The Twelfth Amendment establishes that Mr. Giannopoulos will be eligible to earn a bonus for each fiscal year during the term of his employment agreement, provided that he satisfies the objectives determined by the Board of Directors for that fiscal year.  The amount of the bonus will equal 100% of his base pay, provided that the bonus amount may be increased or decreased for any fiscal year in which the Company exceeds or falls below the objectives determined by the Board of Directors for that fiscal year.

The foregoing summary of the changes to Mr. Giannopoulos’s Employment Agreement is qualified in its entirety by reference to the full text of the Twelfth Amendment, a copy of which is attached to this report as an Exhibit and incorporated herein by reference.

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

The registrant’s press release dated August 26, 2010, regarding its financial results for the three- and twelve-month periods ended June 30, is attached as Exhibit 99.1 to this Form 8-K.

Note:  The information in Item 2.02 of this Form 8-K, and Exhibit 99.1, attached, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2010

MICROS Systems, Inc.
(Registrant)

By:	/s/ Cynthia A. Russo
Cynthia A. Russo
Executive Vice-President, Chief Financial Officer

Exhibit 10.1 -- Twelfth Amendment to Employment Agreement between the Company and A.L. Giannopoulos
Exhibit 99.1 – Press Release